Exhibit 10.37

DAYBREAK OIL AND GAS, INC.

CORPORATE OFFICE:	REGIONAL OPERATIONS OFFICE:
1101 NORTH ARGONNE ROAD	1414 SOUTH FRIENDSWOOD DRIVE
SUITE A 211	SUITE 212
SPOKANE VALLEY, WA 99212	FRIENDSWOOD, TX 77546
OFFICE: (509) 232-7674 FAX: (509) 232-2220	OFFICE: (281) 996-4176

James F. Westmoreland,

The Equity Exchange Agreement we recently signed with Reabold California requires us to exchange all insider debt with our employees and directors for Company common stock, as a condition to completing the transaction. We believe this transaction is in the best interests of the Company and its shareholders and employees, and that completing the transaction is our best chance of returning to market salaries in the future.

As you know you own a production payment interest in Daybreak’s oil and gas properties The total amount you invested is $550,100 thru November 30, 2021.

We are prepared to offer you 1,222,444 shares of common stock in exchange for your complete release of all your rights to your production payment.

Please indicate in the space below your choice in this matter.

X I DO wish to exchange my production payment valued at $550,100 for 1,222,444 shares of Daybreak Common Stock. I hereby relinquish my rights to receive future production payments form the Company’s oil and gas properties.

/s/ James F. Westmoreland

Employee Signature

___ I DO NOT wish to exchange my production payment interest for Daybreak Common Stock and wish to continue to own my production payment interest.

___________________________

Employee Signature